UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 26, 2026
T STAMP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41252	81-3777260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5555 Glenridge Connector, Suite 200, Atlanta, Georgia 30342
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (404) 806-9906
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	IDAI	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events
On October 26, 2026, T Stamp Inc. (the “Company”) issued a press release announcing its multi-year agreement to provide AI-powered identify solutions for government programs in Nigeria in partnership with BLIP Limited (“BLIP”). A copy of the press release is furnished herewith as Exhibit 99.1.
The Master Technology Services, Data Sovereignty and Non-Circumvention Agreement between BLIP and the Company (the “Agreement”) represents one of the largest deployments of the Company’s technology to date, in line with its core business strategy and expansion of services in Africa. Under the Agreement, the Company will provide its identity verification technology into BLIP’s registration platform, which serves as the current registration platform for certain government required registrations in Nigeria. This includes providing biometric enrollment with liveness, presentation attack detection, identity document capture, document authentication, OCR extraction, document-to-face matching, IT2 tokenisation, duplicate detection, watchlist screening, greylist/velocity screening, and other services. While the Agreement does not include any guarantees regarding potential revenue to the Company, revenue begins in year one of the agreement and is expected to grow during the term of the agreement. Management believes potential revenues in year three may be $3 million to $5 million.
The Agreement provides for an initial term of three years that may be extended by the parties. The Agreement may terminate early in the event that BLIP’s engagement with the Nigerian government is terminated, or due to breach of the Agreement.
Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and is not deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	October 26, 2026 Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
+	Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules have been omitted from this document, and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T STAMP INC.

By:	/s/ Gareth Genner
Name: Gareth Genner
Title: Chief Executive Officer
Dated: October 27, 2026